UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)
333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2017, the Compensation Committee of the Board of Directors of Second Sight Medical Products, Inc. (the “Company”) approved by written consent the following adjustments to the compensation of the executive officers of the Company to become effective as of July 1, 2017:

		Annual			Adjusted
Name	Position	Base	% Raise	$ Raise	Base

Will McGuire	President and Chief Executive Officer	$394,000	3.5%	$13,790	$407,790
Robert J. Greenberg, M.D., Ph.D.	Chairman of the Board	$438,000	1.5%	$6,570	$444,570
Thomas B. Miller	Chief Financial Officer	$281,000	2.0%	$5,620	$286,620
Steve Okland	Commercial Vice President, U.S. and Canada	$260,000	3.0%	$7,800	$267,800
Gregoire Cosendai (1)	Vice President of European Operations	$256,684	2.0%	$5,134	$261,818
Edward Randolph	Vice President of Operations, Quality Assurance and Information Technology	$244,000	2.0%	$4,880	$248,880

1. Converted from Swiss Francs into U.S. Dollars at a conversion rate of $1.05 per one Swiss Franc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer